Exhibit 10.27

FIRST AMENDMENT TO SEPERATION AND RELEASE OF CLAIMS AGREEMENT

This First Amendment to the Separation and Release of Claims Agreement, dated as of October 25, 2022 (the “Amendment”), is entered into by and between Dragonfly Energy Holdings Corp., a Delaware corporation, having its principal place of business at 1190 Trademark Drive #108, Reno, Nevada 89521 (“Employer”), and Sean Nichols, (“Employee”, and together with Employer, the “Parties”, and each, a “Party”).

WHEREAS, the Parties have entered into a Separation and Release of Claims Agreement, dated October 25, 2022 (the “Existing Agreement”);

WHEREAS, the Parties hereto desire to amend the Existing Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 15 of the Existing Agreement, the amendment contemplated by the Parties must be contained in a written agreement signed by the Employee and the Chief Executive Officer of the Employer.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2. Amendments to the Existing Agreement. As of the Effective Date (defined below), the Existing Agreement is hereby amended or modified as follows:

(a) Section l(b) of the Existing Agreement is hereby amended by removing the following text: “These payments will not deduct taxes or other withholdings.”

3. With this Amendment, Employee hereby acknowledges and agrees that taxes and withholdings will be deducted from the payments made pursuant to Section l(b) of the Existing Agreement.

4. Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of 4. November 7, 2022 (the “Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.

5. Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a) It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Existing Agreement as amended by this Amendment.

(b) The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party.

(c) This Amendment has been executed and delivered by such Party and constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed this Amendment on November 14, 2022.

SEAN NICHOLS

By:	/s/ Sean Nichols

DRAGONFLY ENERGY HOLDINGS CORP.

By:	/s/ Denis Phares
Name:	Denis Phares, Ph.D.
Title:	Chief Executive Officer

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